Exhibit 99.1

News Release

Hilb Rogal & Hobbs Company	Investor Contact:	Carolyn Jones
4951 Lake Brook Drive, Suite 500	Phone:	(804) 747-3108
Glen Allen, Virginia 23060	Fax:	(804) 747-6046

FOR IMMEDIATE RELEASE

July 25, 2007

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2007 SECOND QUARTER

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE:HRH), one of the world’s largest insurance and risk management intermediaries, today reported financial results for the second quarter and six months ended June 30, 2007.

For the 2007 second quarter, total revenues were $200.1 million, compared with $178.4 million in the 2006 second quarter, an increase of 12.1%. Commissions and fees rose 13.9% to $195.8 million for the quarter, compared with $171.9 million for the same period in 2006. The 2007 second quarter revenue growth reflected acquisitions, new business production and amounts recorded under supplemental commission agreements with certain underwriters, offset by continued declines in property and casualty premium rates and two client-specific events.

Net income for the second quarter increased 7.7% to $22.2 million, or $0.60 per share, compared with $20.6 million, or $0.57 per share, for the same 2006 period. Operating net income increased 15.8% to $22.2 million, or $0.60 per share, compared with $19.2 million, or $0.53 per share, for the 2006 second quarter. The second quarter operating net income plus amortization increased on a per share basis by 17.9% to $0.79 per share from $0.67 per share.

For the first six months of 2007, total revenues rose 10.0% to $398.3 million from $362.2 million a year ago. Commissions and fees increased 10.2% to $388.0 million from $352.3 million last year, affected primarily by the same drivers that influenced the second quarter. Net income was $47.4 million, or $1.29 per share, compared with $46.6 million, or $1.28 per share, in the same period of 2006, an increase of 1.9%. Operating net income for the period was $46.1 million, or $1.25 per share, compared with $44.9 million, or $1.24 per share, a year ago, an increase of 2.6%. In addition to the revenue factors noted above, operating net income for the year-to-date period was impacted by dilution from acquisitions. For the first six months, operating net income plus amortization increased on a per share basis by 8.6% to $1.64 per share from $1.51 per share.

The operating margin for the 2007 second quarter increased to 24.6% from 23.4% for the 2006 second quarter. For the six months, the operating margin was 25.5% for 2007 compared with 25.9% for 2006.

Organic growth on core commissions and fees was 0.3% for the 2007 second quarter and (0.3)% for the first six months of 2007. Organic growth for each of the company’s reportable segments is included in a separate table in this release. Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR 2007

SECOND QUARTER – Continued

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, “We met or exceeded many of our internal objectives for the quarter despite a continuation of the soft market conditions which again weighed on our financial results and intensified competition in the marketplace. As a result, we had to perform at the top of our game in order to meet these goals. Acquisitions were again a highlight of the quarter. During the quarter, we announced the acquisition of three diverse firms, each with an impressive track record. Year to date, eight acquisitions with approximately $80 million in prior year revenues have been announced, and the pipeline of potential acquirees remains substantial in quality and quantity.”

F. Michael Crowley, president, added, “Notable achievements in the quarter included growth in the number of new business sales, which surpassed its first quarter pace, and a continued strong pipeline of client prospects at quarter end. Retention rates remained encouraging in the context of falling renewal premiums, and excluding two client-specific events which reduced organic growth by approximately 2% in the quarter. In addition, we remain focused on improving productivity and efficiency during this difficult market, through continuous review of underperforming profit centers, analysis of producer performance, and improvement in processes and systems, all of which are designed to enhance our customers’ experience.”

Vaughan concluded, “HRH’s team, immeasurably strengthened over the past few years and guided by a new five-year strategic plan, is meeting challenges and seizing opportunities posed by industry conditions. During the quarter, we retained and won business based on the breadth and depth of our national, regional and local capabilities, team work, sales culture and superior service. But far from complacent, especially in a soft market, we are relentlessly dedicated to further improvement of our competitiveness and our current and long-term financial performance.”

About HRH

Hilb Rogal & Hobbs Company (HRH) is the eighth largest insurance intermediary in the United States, with over 120 offices throughout the United States and the world. HRH helps clients manage their risks in property and casualty, employee benefits, professional liability and other areas of specialized exposure. In addition, HRH offers a full range of personal and corporate financial products and services. HRH is focused on understanding our clients’ businesses, employees and risks, as well as the insurance and financial markets, so that we can develop insurance, risk management and employee benefits solutions that best fit their needs. The company’s common stock is traded on the New York Stock Exchange, symbol HRH. More information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

Forward-Looking Statements

Forward-looking statements made during the course of our conference calls, in filings by the company with the Securities and Exchange Commission, in the company’s press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized company executive officer, may include the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions and are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR 2007

SECOND QUARTER – Continued

While forward-looking statements are provided to assist in the understanding of the company’s anticipated future financial performance, the company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the company’s control. Although the company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by such forward-looking statements for a variety of reasons. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are based on premiums set by insurers and any decreases in these premium rates could result in revenue decreases for the company; the level of contingent commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company has eliminated National Override Agreements commissions effective for business written on or after January 1, 2005, and it is uncertain whether additional contingent commissions payable to the company will offset the loss of such revenues; the company’s growth has been enhanced through acquisitions, but the company may not be able to successfully identify and attract suitable acquisition candidates and complete acquisitions; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues; the company’s success in the future depends, in part, on the company’s ability to attract and retain quality producers; the company has international operations, particularly in the United Kingdom, which expose the company to various legal, economic and market risks including foreign currency exchange rate fluctuations; the company may be subject to increasing costs arising from errors and omissions claims against the company; the company is subject to governmental regulation which may impact operating results and/or growth; the business practices and broker compensation arrangements of the company are subject to uncertainty due to investigations by governmental authorities and related private litigation; the company is subject to a number of investigations and legal proceedings, which if determined unfavorably for the company, may adversely affect the company’s results of operations; a decline in the company’s ability to obtain new financing and/or refinance current borrowings may adversely affect the company; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations; and the company’s operating results could be adversely affected if the value of intangible assets is not fully realized.

The company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES
Core commissions and fees	$187,391	$164,474	$346,460	$311,145
Contingent commissions	8,456	7,401	41,575	41,126
Investment income	3,123	2,374	6,160	4,564
Other	1,121	4,174	4,089	5,373

	200,091	178,423	398,284	362,208
OPERATING EXPENSES
Compensation and employee benefits	111,554	98,563	220,672	197,114
Other operating expenses	36,837	33,618	69,859	64,593
Depreciation	2,189	2,050	4,302	4,127
Amortization of intangibles	7,095	4,999	14,509	9,805
Interest expense	5,154	4,582	10,645	9,193
Loss on extinguishment of debt[1]	—	897	—	897

	162,829	144,709	319,987	285,729

INCOME BEFORE INCOME TAXES	37,262	33,714	78,297	76,479
Income taxes	15,050	13,085	30,863	29,926

NET INCOME	$22,212	$20,629	$47,434	$46,553

Net Income Per Share:
Basic	$0.61	$0.58	$1.30	$1.30

Assuming Dilution	$0.60	$0.57	$1.29	$1.28

Dividends Per Share	$0.130	$0.120	$0.250	$0.235

Weighted Average Shares Outstanding:
Basic	36,582	35,830	36,398	35,871

Assuming Dilution	37,067	36,290	36,896	36,356

[1]

The company recorded a one-time loss on the extinguishment of its Amended and Restated Credit Agreement, which included various financing and professional costs previously deferred and certain lending fees associated with obtaining the company’s new credit facility.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	JUNE 30, 2007	DECEMBER 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$303,914	$254,811
Receivables (net)	391,455	307,692
Prepaid expenses and other current assets	32,096	33,869

TOTAL CURRENT ASSETS	727,465	596,372
PROPERTY & EQUIPMENT (NET)	24,456	22,178
INTANGIBLE ASSETS (NET)	897,257	785,654
OTHER ASSETS	46,464	33,943

	$1,695,642	$1,438,147

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$506,300	$385,556
Accounts payable	20,032	22,572
Accrued expenses	54,327	70,703
Premium deposits and credits due customers	47,929	38,760
Current portion of long-term debt	9,391	9,060

TOTAL CURRENT LIABILITIES	637,979	526,651
LONG-TERM DEBT	305,189	231,957
DEFERRED INCOME TAXES	42,838	32,231
OTHER LONG-TERM LIABILITIES	44,548	43,939
SHAREHOLDERS’ EQUITY
Common Stock (outstanding 36,856 and 36,312 shares, respectively)	272,704	250,359
Retained earnings	388,339	350,084
Accumulated other comprehensive income	4,045	2,926

	665,088	603,369

	$1,695,642	$1,438,147

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED JUNE 30,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED JUNE 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$22,212	$20,629	$0.60	$0.57
Excluding:
Non-operating gains, net of tax	4	(1,978)	—	(0.05)
Loss on extinguishment of debt, net of tax	—	542	—	0.01

OPERATING NET INCOME	22,216	19,193	0.60	0.53
Plus: Amortization of intangibles	7,095	4,999	0.19	0.14

OPERATING NET INCOME PLUS AMORTIZATION OF INTANGIBLES	$29,311	$24,192	$0.79	$0.67

	OPERATING PROFIT THREE MONTHS ENDED JUNE 30,		OPERATING REVENUE THREE MONTHS ENDED JUNE 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$22,212	$20,629	$200,091	$178,423
Excluding:
Non-operating gains	(258)	(3,269)	(258)	(3,269)
Amortization of intangibles	7,095	4,999	—	—
Interest expense	5,154	4,582	—	—
Loss on extinguishment of debt	—	897	—	—
Income taxes	15,050	13,085	—	—

OPERATING PROFIT / REVENUE	$49,253	$40,923	$199,833	$175,154

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME SIX MONTHS ENDED JUNE 30,		NET INCOME PER SHARE ASSUMING DILUTION SIX MONTHS ENDED JUNE 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$47,434	$46,553	$1.29	$1.28
Excluding:
Non-operating gains, net of tax	(1,361)	(2,183)	(0.04)	(0.05)
Loss on extinguishment of debt, net of tax	—	542	—	0.01

OPERATING NET INCOME	46,073	44,912	1.25	1.24
Plus: Amortization of intangibles	14,509	9,805	0.39	0.27

OPERATING NET INCOME PLUS AMORTIZATION OF INTANGIBLES	$60,582	$54,717	$1.64	$1.51

	OPERATING PROFIT SIX MONTHS ENDED JUNE 30,		OPERATING REVENUE SIX MONTHS ENDED JUNE 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$47,434	$46,553	$398,284	$362,208
Excluding:
Non-operating gains	(2,542)	(3,608)	(2,542)	(3,608)
Amortization of intangibles	14,509	9,805	—	—
Interest expense	10,645	9,193	—	—
Loss on extinguishment of debt	—	897	—	—
Income taxes	30,863	29,926	—	—

OPERATING PROFIT / REVENUE	$100,909	$92,766	$395,742	$358,600

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands)

	GAAP REVENUE THREE MONTHS ENDED JUNE 30,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS) / DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2007	2006
Core Commissions & Fees:
Domestic Retail	$156,068	$146,411	$9,657	6.6%	$(10,664)	(0.7)%
Excess & Surplus	10,136	9,001	1,135	12.6	(1,270)	(1.5)
International	15,666	3,291	12,375	376.0	(11,323)	32.0
Other	5,521	5,771	(250)	(4.3)	777	9.1

Total	$187,391	$164,474	$22,917	13.9%	$(22,480)	0.3%

	GAAP REVENUE SIX MONTHS ENDED JUNE 30,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS) / DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2007	2006
Core Commissions & Fees:
Domestic Retail	$289,952	$272,317	$17,635	6.5%	$(18,784)	(0.4)%
Excess & Surplus	18,054	17,796	258	1.4	(1,270)	(5.7)
International	27,242	7,034	20,208	287.3	(19,193)	14.4
Other	11,212	13,998	(2,786)	(19.9)	2,984	1.4

Total	$346,460	$311,145	$35,315	11.4%	$(36,263)	(0.3)%

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